Exhibit 99.1

Livermore, California, November 6, 2014-Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its third quarter ended September 30, 2014:
Third Quarter Financial Highlights

•	Total Revenues of $39.6 million, representing a year-over-year decrease of 48.4%

•	Net loss of $0.48 million, resulting in a net loss per diluted share of $0.01, compared to net income of $15.5 million, or $0.31 per diluted share, in the prior year period

•	Adjusted EBITDA of $5.7 million, compared to $31.7 million in the prior year period

•	Adjusted net income of $0.7 million, or $0.01 per diluted share, compared to $16.6 million and $0.34 per diluted share, respectively, in the prior year period

Third Quarter 2014 Results

Lisa Im, Performant Financial’s Chief Executive Officer said, “This was a challenging quarter for our company. The combination of lower student loan rehabilitation fees and our inability to recognize some revenues in the quarter due to new documentation requirements related to income based rehabilitation drove Student Lending revenues lower. On the healthcare audit and recovery side of our business, activity remains severely restrained as the contract award process remains in limbo. CMS’ decision in August to allow Recovery Auditors to restart a limited number of reviews was a positive step, but we do not anticipate seeing revenues from this activity until next year.”

Student Lending revenues declined 35.3% during the third quarter to $28.1 million, from $43.4 million in the prior year period. Student Loan Placement Volume (defined below) during the quarter totaled $1.7 billion, which was down $0.2 billion from prior quarter.

Healthcare revenues declined during the third quarter of 2014 to $5.2 million from $28.3 million in the prior year period. Our Net Claim Recovery Volume (defined below) during the quarter was $46.1 million, compared to $251.3 million in the prior year period. Other revenues increased during the third quarter to $6.4 million from $5.1 million in the prior year period.

As of September 30, 2014, the Company had cash and cash equivalents of approximately $85.0 million.

Business Outlook

“Although we expect to see traction in our commercial healthcare business in coming quarters and believe the long-term trajectory of our overall business strategy remains intact, our near-term results will be challenged by RAC contract delays and fees changes in our student lending business. We now expect our 2014 full year revenue to be in the range of $195 to $200 million,” concluded Im.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Net Claim Recovery Volume refers to the dollar volume of improper Medicare claims that we have recovered for CMS during the applicable period net of any amount that we have reserved to cover appeals by healthcare providers. We are paid recovery fees as a percentage of this recovered claim volume. We calculate this metric by dividing our claim recovery revenue by our Claim Recovery Fee Rate (the weighted-average percentage of our fees compared to amounts recovered by CMS). This metric shows trends in the volume of improper payments within our region and allows management to measure our success in finding these improper payments, over time.

Earnings Conference Call

The Company will hold a conference call to discuss its third quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.performantcorp.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international). Participants should ask for the Performant Financial third quarter earnings conference call.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company's website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the replay passcode 13593905. The telephonic replay will be available until 11:59 pm (Eastern Time), November 13, 2014.

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of the Company's website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation

Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company’s services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenues for 2014 and traction in the commercial healthcare market. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreements with CMS and the Department of Education, two of our largest customers, are currently subject to rebidding processes, that transition rules have significantly limited our activity under the existing RAC contract, the high level of revenue concentration among the Company's five largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2013 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,970	$81,909
Trade accounts receivable, net of allowance for doubtful accounts of $32 and $32, respectively and estimated allowance for appeals of $0 and $1,160, respectively	16,654	19,649
Deferred income taxes	7,186	6,847
Prepaid expenses and other current assets	12,262	4,400
Income tax receivable	3,056	—
Debt issuance costs, current portion	1,004	1,055
Total current assets	125,132	113,860
Property, equipment, and leasehold improvements, net	26,681	26,247
Identifiable intangible assets, net	29,715	32,513
Goodwill	81,572	81,572
Debt issuance costs, net	2,045	2,789
Other assets	233	279
Total assets	$265,378	$257,260
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable	$8,939	$10,763
Accrued salaries and benefits	6,883	11,826
Accounts payable	2,442	2,383
Other current liabilities	5,167	5,311
Income taxes payable	—	103
Estimated liability for appeals	17,216	15,283
Net payable to client	13,987	—
Total current liabilities	54,634	45,669
Notes payable, net of current portion	105,311	122,541
Deferred income taxes	10,976	12,612
Other liabilities	2,139	2,204
Total liabilities	173,060	183,026
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2014 and December 31, 2013; issued and outstanding 49,324 and 48,316 shares at September 30, 2014 and December 31, 2013, respectively	5	5
Additional paid-in capital	56,096	49,791
Retained earnings	36,217	24,438
Total stockholders’ equity	92,318	74,234
Total liabilities and stockholders’ equity	$265,378	$257,260

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$39,640	$76,808	$155,683	$195,326
Operating expenses:
Salaries and benefits	22,180	25,060	71,236	72,942
Other operating expenses	15,658	23,563	56,304	65,314
Total operating expenses	37,838	48,623	127,540	138,256
Income from operations	1,802	28,185	28,143	57,070
Interest expense	(2,456)	(2,863)	(7,765)	(8,752)
Income (loss) before provision for income taxes	(654)	25,322	20,378	48,318
Provision for income taxes	(175)	9,868	8,599	19,848
Net income (loss)	$(479)	$15,454	$11,779	$28,470
Net income (loss) per share
Basic	$(0.01)	$0.32	$0.24	$0.60
Diluted	$(0.01)	$0.31	$0.24	$0.58
Weighted average shares
Basic	49,004	48,050	48,641	47,247
Diluted	49,004	49,556	49,758	49,315

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2014	2013
Net income	$11,779	$28,470
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of asset	29	1
Depreciation and amortization	9,058	7,840
Deferred income taxes	(1,975)	(1,144)
Stock-based compensation	2,621	2,196
Interest expense from debt issuance costs and amortization of discount note payable	887	939
Changes in operating assets and liabilities:
Trade accounts receivable	2,995	(7,549)
Prepaid expenses and other current assets	(7,862)	120
Income tax receivable	(3,056)	0
Other assets	46	117
Accrued salaries and benefits	(4,943)	1,249
Accounts payable	59	396
Other current liabilities	(144)	(1,791)
Income taxes payable	(103)	5,799
Deferred revenue	—	(2,187)
Estimated liability for appeals	1,933	8,319
Net payable to client	13,987	—
Other liabilities	594	(137)
Net cash provided by operating activities	25,905	42,638
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(6,724)	(8,697)
Net cash used in investing activities	(6,724)	(8,697)
Cash flows from financing activities:
Repayment of notes payable	(19,054)	(11,774)
Proceeds from exercise of stock options	606	1,653
Income tax benefit from employee stock options	3,078	8,641
Payment of purchase obligation	(750)	(750)
Net cash used in financing activities	(16,120)	(2,230)
Net increase in cash and cash equivalents	3,061	31,711
Cash and cash equivalents at beginning of period	81,909	37,843
Cash and cash equivalents at end of period	$84,970	$69,554
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$10,331	$6,552
Cash paid for interest	$6,863	$7,796

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(479)	$15,454	$11,779	$28,470
Plus: Adjustment items per reconciliation of adjusted net income	1,222	1,193	3,730	5,242
Adjusted net income	$743	$16,647	$15,509	$33,712
Adjusted Earnings Per Diluted Share	$0.01	$0.34	$0.31	$0.68
Diluted avg shares outstanding (5)	49,964	49,556	49,758	49,315

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net income (loss)	$(479)	$15,454	$11,779	$28,470
Provision for income taxes	(175)	9,868	8,599	19,848
Interest expense	2,456	2,863	7,765	8,752
Secondary offering expense (1)	—	—	—	2,893
Depreciation and amortization	3,067	2,702	9,058	7,840
Stock-based compensation	839	774	2,621	2,196
Adjusted EBITDA	$5,708	$31,661	$39,822	$69,999

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted Net Income:
Net income (loss)	$(479)	$15,454	$11,779	$28,470
Secondary offering expense (1)	—	—	—	2,893
Stock-based compensation	839	774	2,621	2,196
Amortization of intangibles (2)	933	933	2,799	2,799
Deferred financing amortization costs (3)	264	281	796	848
Tax adjustments (4)	(814)	(795)	(2,486)	(3,494)
Adjusted Net Income	$743	$16,647	$15,509	$33,712

(1) Represents direct and incremental costs associated with the Company's secondary offerings in February and April 2013.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to debt offerings conducted in 2012.
(4) Represents tax adjustments assuming a marginal tax rate of 40%.
(5) While net income (loss) for the three months ended September 30, 2014 reflects a net loss of $(479), the computation of adjusted net income results in adjusted net income of $743. Therefore, the calculation of the adjusted earnings per diluted share includes dilutive common share equivalents of 960 added to the basic weighted average shares of 49,004.